Exhibit 99.1
AirSculpt Technologies Reports Third Quarter Fiscal 2026 Results
Completes Term Loan Refinancing, Extending Maturity to 2031

TAMPA, Fla., November 6, 2026 (GLOBE NEWSWIRE) – AirSculpt Technologies, Inc. (NASDAQ:AIRS)(“AirSculpt” or the “Company”), a national provider of premium body contouring procedures, today announced results for the third quarter ended September 30, 2026.

Yogi Jashnani, Chief Executive Officer, stated: "While our third quarter results were below expectations, we identified the key drivers and are addressing them with a sense of urgency. Importantly the quarter saw strong progress on our priorities, including expanding our GLP-1-related procedures. Following quarter end, we marked a key milestone as we completed the refinance of our term loan - extending our debt maturity to 2031. While we have reduced our guidance to reflect our third quarter performance continuing through year-end, we remain confident in our strategy and our ability to deliver sustainable, profitable long-term growth."

Third Quarter 2026 Results
•Revenue was $31.9 million, a decline of 8.7% from $35.0 million in the fiscal year 2025;
•Case volume was 2,483, a 9.6% decrease on a same-store sales basis versus the prior year;
◦Performed approximately 250 GLP-1-related procedures during the quarter, representing approximately 10% of total cases
•Net loss was $7.2 million, an improvement of $2.3 million from a net loss of $9.5 million in the fiscal year 2025 third quarter; and
•Adjusted EBITDA was $0.4 million, a decline of $2.6 million, compared to $3.0 million in the fiscal year 2025 third quarter.
First Nine Months 2026 Results
•Revenue was $114.2 million, a decline of 3.5% from $118.4 million in the first nine months of fiscal year 2025;
•Case volume was 8,941, a 2.1% decrease on a same-store sales basis versus the prior year;
•Net loss was $10.7 million, an improvement of $2.3 million from a net loss of $13.0 million in the first nine months of fiscal year 2025; and
•Adjusted EBITDA was $8.6 million, a decline of $4 million, compared to $12.6 million in the first nine months of fiscal year 2025.

2026 Outlook

The Company is reducing its full-year 2026 revenue and Adjusted EBITDA guidance as follows:
•Revenue in the range of approximately $144 million to $146 million, compared to the previous range of $151 million to $157 million; and
•Adjusted EBITDA in the range of approximately $9 million to $10 million, compared to the previous range of $12 million to $14 million.
For additional information on forward-looking statements, see the section titled "Forward-Looking Statements" below.
Debt & Liquidity
As of September 30, 2026, the Company had $15.2 million in cash and cash equivalents, with $5.0 million of borrowing capacity under its revolving credit facility. Additionally, gross debt was approximately $37.2 million. During the 2026 third quarter, the Company raised an additional $7.2 million from the at-the-market offering program and paid down $7.0 million of debt.

On November 5, 2026, the Company entered into a financing agreement (the "Blue Torch Financing Agreement") with a syndicate of lenders and Blue Torch Finance LLC, as administrative agent and collateral agent, maturing on November 5, 2031 and consisting of a senior secured (i) term loan facility with an aggregate principal amount of $39.0 million, which was funded in full at closing, and (ii) revolving loan facility with an aggregate commitment of up to $5.0 million, none of which was drawn at closing. Proceeds from the Blue Torch Financing Agreement were used to repay in full all indebtedness under, and terminate, the Company's existing credit agreement and to pay fees and expenses related to the Blue Torch Financing Agreement.

Conference Call Information
AirSculpt will hold a conference call today, November 6, 2026 at 8:30 am (Eastern Time). The conference call can be accessed by dialing 1-877-407-9716 (toll-free domestic) or 1-201-493-6779 (international) using the conference ID 13763463 or by visiting the link below to request a return call for instant telephone access to the event.

https://callme.viavid.com/viavid/?$Y2FsbG1lPXRydWUmcGFzc2NvZGU9MTM3MjUxMTYmaD10cnVlJmluZm89Y29tcGFueSZyPXRydWUmQj02
The live webcast may be accessed via the investor relations section of the AirSculpt Technologies website at https://investors.airsculpt.com. A replay of the webcast will be available for approximately 90 days following the call.
To learn more about AirSculpt, please visit the Company's website at https://investors.airsculpt.com. AirSculpt uses its website as a channel of distribution for material Company information. Financial and other material information regarding AirSculpt is routinely posted on the Company's website and is readily accessible.
About AirSculpt
AirSculpt is a next-generation body contouring treatment designed to optimize both comfort and precision, available exclusively at AirSculpt offices. The minimally invasive procedure removes fat and tightens skin, while sculpting targeted areas of the body, allowing for quick healing with minimal bruising, tighter skin, and precise results.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal U.S. securities laws. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements, which are subject to risks, uncertainties, and assumptions about us, may include projections of our future financial performance (including in particular our projected 2026 revenue and adjusted EBITDA), our anticipated growth strategies, and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. You are cautioned that there are important risks and uncertainties, many of which are beyond our control, that could cause our actual results, level of activity, performance, or achievements to differ materially from the projected results, level of activity, performance or achievements that are expressed or implied by such forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements, including those factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K.

Our future results could be affected by a variety of other factors, including, but not limited to, inability to sell equity or other securities in the future at a time when we might otherwise wish to effect sales; inability to raise capital on commercially reasonable terms, if at all; our ability to comply with the financial maintenance covenants and other requirements of the Blue Torch Financing Agreement, including its mandatory prepayment requirements; limitations on our ability to sell securities under our shelf registration statement; the risk that any future financings may dilute our stockholders or restrict our business; failure to stabilize and grow same-store performance; not being able to optimize our marketing investment, go-to-market strategy and sales process; not having the ability to expand our financing options for consumers; being unsuccessful in further product innovations; failure to operate centers in a cost-effective manner; increased operating expenses due to rising inflation; increased competition in the weight loss and obesity solutions market, including as a result of the recent regulatory approval, increased market acceptance, availability and customer awareness of weight-loss drugs; shortages or quality control issues with third-party manufacturers or suppliers; competition for surgeons; litigation or medical malpractice claims; inability to protect the confidentiality of our proprietary information; changes in the laws governing the corporate practice of medicine or fee-splitting; changes in regulatory and macroeconomic conditions, including inflation and the threat of recession, economic and other conditions of the states and jurisdictions where our facilities are located; and business disruption or other losses from natural disasters, war, pandemic, terrorist acts or political unrest.
The risk factors discussed in “Item 1A. Risk Factors” in our Annual Report on Form 10-K and in other filings we make from time to time with the SEC could cause our results to differ materially from those expressed in the forward-looking statements made in this press release.
There also may be other risks and uncertainties that are currently unknown to us or that we are unable to predict at this time.
Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Forward-looking statements represent our estimates and assumptions only as of the date they were made, which are inherently subject to change, and we are under no duty and we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated after the date of this press release to conform our prior statements to actual results or revised expectations, except as required by law. Given these uncertainties, investors should not place undue reliance on these forward-looking statements.
Use of Non-GAAP Financial Measures
The Company reports financial results in accordance with generally accepted accounting principles in the United States (“GAAP”), however, the Company believes the evaluation of ongoing operating results may be enhanced by a presentation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Loss and Adjusted Net Loss per Share, which are non-GAAP financial measures. Although the Company provides guidance for Adjusted EBITDA, it is not able to provide guidance for net income, the most directly comparable GAAP measure. Certain elements of the composition of net income, including equity-based compensation, are not predictable, making it impractical for us to provide guidance on net income or to reconcile our Adjusted EBITDA guidance to net income without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information regarding net income, which could be material to future results.
These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance that management believes may enhance the evaluation of the Company's ongoing operating results. These non-GAAP financial measures are not presented in accordance with GAAP, and the Company’s computation of these non-GAAP financial measures may vary from similar measures used by other companies. These measures have limitations as an analytical tool and should not be considered in isolation or as a substitute or alternative to revenue, net income, operating income, cash flows from operating activities, total indebtedness or any other measures of operating performance, liquidity or indebtedness derived in accordance with GAAP.

AirSculpt Technologies, Inc. and Subsidiaries
Selected Consolidated Financial Data
(Dollars in thousands, except shares and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$31,944	$34,993	$114,233	$118,376
Operating expenses:
Cost of service	12,914	14,864	45,069	48,015
Selling, general and administrative	20,262	19,525	66,265	63,964
Depreciation and amortization	2,902	3,217	8,864	9,705
Loss on impairment of long-lived assets	5	7,137	5	7,245
Total operating expenses	36,083	44,743	120,203	128,929
(Loss)/income from operations	(4,139)	(9,750)	(5,970)	(10,553)
Interest expense, net	1,244	1,407	3,485	4,594
Unrealized loss	1	—	4	—
Pre-tax net loss	(5,384)	(11,157)	(9,459)	(15,147)
Income tax expense/(benefit)	1,789	(1,645)	1,223	(2,197)
Net loss	$(7,173)	$(9,512)	$(10,682)	$(12,950)

Loss per share of common stock
Basic	$(0.10)	$(0.15)	$(0.15)	$(0.22)
Diluted	$(0.10)	$(0.15)	$(0.15)	$(0.22)
Weighted average shares outstanding
Basic	72,538,877	62,436,670	70,943,909	60,202,169
Diluted	72,538,877	62,436,670	70,943,909	60,202,169

AirSculpt Technologies, Inc. and Subsidiaries
Selected Financial and Operating Data
(Dollars in thousands, except per case amounts)

	September 30, 2026	December 31, 2025
Balance Sheet Data (at period end):
Cash and cash equivalents	$15,182	$8,449
Total current assets	23,051	15,456
Total assets	$187,776	$187,304

Current portion of long-term debt	$5,460	$5,460
Deferred revenue and patient deposits	3,345	1,871
Total current liabilities	27,208	27,902
Long-term debt, net	31,199	50,585
Total liabilities	$81,840	$99,592

Total stockholders’ equity	$105,936	$87,712

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$(3,475)	$(225)	$558	$5,627
Investing activities	(226)	(180)	(505)	(2,346)
Financing activities	59	(2,379)	6,680	(6,111)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Other Data:
Number of facilities	31	32	31	32
Number of total procedure rooms	65	67	65	67

Cases	2,483	2,780	8,941	9,248
Revenue per case	$12,865	$12,587	$12,776	$12,800
Adjusted EBITDA (1)	$393	$3,039	$8,640	$12,629
Adjusted EBITDA margin (2)	1.2%	8.7%	7.6%	10.7%

(1) A reconciliation of this non-GAAP financial measure appears below.
(2) Defined as Adjusted EBITDA as a percentage of revenue.

AirSculpt Technologies, Inc. and Subsidiaries
Supplemental Information
(Dollars in thousands, except per case amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Same-center Information (1):
Cases	2,483	2,748	8,941	9,137
Case growth	(9.6)%	N/A	(2.1)%	N/A
Revenue per case	$12,865	$12,574	$12,776	$12,777
Revenue per case growth	2.3%	N/A	—%	N/A
Number of facilities	31	31	31	31
Number of total procedure rooms	65	65	65	65

(1) For the three and nine months ended September 30, 2026 and 2025, we define same-center case and revenue growth as the growth in each of our cases and revenue at facilities that were owned and operated during the three and nine months ended September 30, 2026 and 2025, respectively. At facilities that were not owned or operated for the entirety of the prior year period, the current year period has been pro-rated to reflect only growth experienced during the portion of the three and nine months ended September 30, 2026 in which such facilities were owned and operated during the three and nine months ended September 30, 2025. We define same-center facilities and procedure rooms based on if a facility was owned or operated as of September 30, 2025. We have excluded the London facility from all periods presented due to the closure of the facility.

AirSculpt Technologies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
We report our financial results in accordance with GAAP, however, management believes the evaluation of our ongoing operating results may be enhanced by a presentation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Loss and Adjusted Net Loss per Share, which are non-GAAP financial measures.
We define Adjusted EBITDA as net loss excluding depreciation and amortization, net interest expense, income tax expense/(benefit), restructuring and related severance costs, certain other non-recurring costs, unrealized (gain)/loss, and equity-based compensation.
We define Adjusted Net Loss as net loss excluding restructuring and related severance costs, loss on impairment of long-lived assets, certain other non-recurring costs, equity-based compensation and the tax effect of these adjustments.
We include Adjusted EBITDA and Adjusted Net Loss because they are important measures on which our management assesses and believes investors should assess our operating performance. We consider Adjusted EBITDA and Adjusted Net Loss each to be an important measure because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. Adjusted EBITDA has limitations as an analytical tool including: (i) Adjusted EBITDA does not include results from equity-based compensation and (ii) Adjusted EBITDA does not reflect interest expense on our debt or the cash requirements necessary to service interest or principal payments. Adjusted Net Loss has limitations as an analytical tool because it does not include results from equity-based compensation.
We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue. We define Adjusted Net Loss per Share as Adjusted Net Loss divided by weighted average basic and diluted shares. We included Adjusted EBITDA Margin and Adjusted Net Loss per Share because they are important measures on which our management assesses and believes investors should assess our operating performance. We consider Adjusted EBITDA Margin and Adjusted Net Loss per Share to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis.

AirSculpt Technologies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
The following table reconciles Adjusted EBITDA and Adjusted EBITDA Margin to net loss, the most directly comparable GAAP financial measure:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net loss	$(7,173)	$(9,512)	$(10,682)	$(12,950)
Plus
Equity-based compensation	1,095	1,125	2,566	3,716
Restructuring and related severance costs	33	1,310	1,307	2,516
One-time SOX compliance and other related costs	497	—	1,543	—
Depreciation and amortization	2,902	3,217	8,864	9,705
Loss on impairment of long-lived assets	5	7,137	5	7,245
Litigation settlements	—	—	325	—
Interest expense, net	1,244	1,407	3,485	4,594
Income tax expense/(benefit)	1,789	(1,645)	1,223	(2,197)
Unrealized loss	1	—	4	—
Adjusted EBITDA	$393	$3,039	$8,640	$12,629
Adjusted EBITDA Margin	1.2%	8.7%	7.6%	10.7%

The following table reconciles Adjusted Net Loss and Adjusted Net Loss per Share to net loss, the most directly comparable GAAP financial measure:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net loss	$(7,173)	$(9,512)	$(10,682)	$(12,950)
Plus
Equity-based compensation	1,095	1,125	2,566	3,716
Restructuring and related severance costs	33	1,310	1,307	2,516
Loss on impairment of long-lived assets	5	7,137	5	7,245
Litigation settlements	—	—	325	—
One-time SOX compliance and other related costs	497	—	1,543	—
Tax effect of adjustments	(565)	(2,462)	(1,385)	(2,850)
Adjusted net (loss)/income	$(6,108)	$(2,402)	$(6,321)	$(2,323)

Adjusted net loss per share of common stock (1)
Basic	$(0.08)	$(0.04)	$(0.09)	$(0.04)
Diluted	$(0.08)	$(0.04)	$(0.09)	$(0.04)
Weighted average shares outstanding
Basic	72,538,877	62,436,670	70,943,909	60,202,169
Diluted	72,538,877	62,436,670	70,943,909	60,202,169

AirSculpt Technologies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
(1)    Diluted Adjusted Net Loss Per Share is computed by dividing adjusted net loss by the weighted-average number of shares of common stock outstanding adjusted for the dilutive effect of all potential shares of common stock.

Investor Contact
Allison Malkin
ICR, Inc.
airsculpt@icrinc.com